                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY



NAME                                       JURISDICTION OF INCORPORATION
----                                       -----------------------------
AZCO Mica, Inc.                                           Delaware

Cobre de Suaqui Verde, S.A. de C.V.                       Mexico

Sanou Mining Corporation                                  Bahamas